                                                                    EXHIBIT 99.5


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board of Directors
LaTex Resources, Inc.
Tulsa, Oklahoma


We have audited the accompanying consolidated balance sheets of LaTex Resources, Inc. and subsidiaries (the "Company") as of July 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended July 31, 1996, 1995, and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at July 31, 1996 and 1995 and the results of the Company's operations and its cash flows for the years ended July 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred a significant net loss for the year ended July 31, 1996 and has working capital deficiencies and consolidated tangible net worth deficiencies. As discussed in Notes 1 and 5 to the consolidated financial statements, the Company was not in compliance with certain financial covenants of its credit agreement with its primary lender at July 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty and do not include any adjustments to the classification of assets and liabilities that might result should the Company be unable to continue as a going concern.

As discussed in Note 16, the consolidated financial statements as of and for the year ended July 31, 1995 have been restated to correct the accounting for the acquisition of Germany Oil Company.


                                                        /s/ Briscoe & Burke
                                                          BRISCOE & BURKE
                                                    Certified Public Accountants


November 6, 1996 except as to
information presented in Notes 1
and 5, for which the date is
November 30, 1996
Tulsa, Oklahoma

                             LaTex RESOURCES, INC.

                          Consolidated Balance Sheets

                             July 31, 1996 and 1995

ASSETS                                              1996          1995
                                                ------------  -------------
                                                                (Restated)
Current assets:
  Cash                                          $     19,337  $    314,229
  Accounts receivable - net of
    allowance for doubtful
    accounts of $0 in 1996
    and $135,000 in 1995                           3,324,309     2,836,596
  Accounts and notes receivable -
    other (Note 3)                                   515,820       696,688
  Inventories                                        175,493        90,976
  Other current assets                                27,587        84,791
  Assets held for sale                               164,792       144,990
                                                ------------  ------------

      Total current assets                         4,227,338     4,168,270
                                                ------------  ------------

Property and equipment, at cost
  Oil and gas properties (using
    successful efforts  method)                   41,264,573    39,638,656
  Exploration prospects in progress                        -     3,363,000
  Other depreciable assets                           854,259       954,415
                                                ------------  ------------

                                                  42,118,832    43,956,071
Accumulated depreciation and
depletion                                         10,173,524     6,247,190
                                                ------------  ------------

Net property and equipment                        31,945,308    37,708,881
                                                ------------  ------------

Other assets:
  Notes receivable, net of
    current portion (Note 3)                         757,500             -
  Deposits and other assets                          130,734       137,559
  Accounts and notes receivable -
    related parties (Note 3)                         392,297       590,605
  Investments in and advances
    to affiliates (Note 3)                                 -     3,647,480
  Intangible assets, net of
    amortization                                   1,512,899     1,670,384
                                                ------------  ------------

      Total other assets                           2,793,430     6,046,028
                                                ------------  ------------


      TOTAL ASSETS                              $ 38,966,076  $ 47,923,179
                                                ============  ============

LIABILITIES and STOCKHOLDERS' EQUITY                1996          1995
                                                ------------  ------------
                                                               (Restated)
Current liabilities:
  Accounts payable                              $  9,057,707  $  4,544,406
  Accounts payable - other                           132,000     2,959,284
  Accrued expenses payable                           607,055       139,113
  Current portion of long-term debt
    (Note 5)                                      22,235,867     3,644,723
                                                ------------  ------------

    Total current liabilities                     32,032,629    11,287,526
                                                ------------  ------------


Long-term debt, net of current portion
  (Note 5)                                                 -    20,634,809
Other liabilities (Note 11)                          615,000             -
                                                ------------  ------------
    Total liabilities                             32,647,629    31,922,335
                                                ------------  ------------

Stockholders' equity
  Preferred stock - par value $0.01;
    5,000,000 shares authorized:
    Series A convertible preferred stock
    ($10 liquidation preference),
    449,828 and 441,018 issued and
    outstanding, at July 31, 1996                      4,498         4,410
    and 1995 respectively (Note 10)
    Series B convertible preferred stock
    ($10 liquidation preference),
    480,025 and 381,100 issued and
    outstanding, at July 31, 1996 and 1995
    respectively (Note 10)                             4,800         3,811
  Common stock - par value $.01,
    50,000,000 authorized; issued and
    outstanding 19,123,995
    18,880,195, at July 31, 1996 and 1995
    respectively                                     191,240       188,802
  Additional paid-in capital                      18,355,134    17,149,383
  Treasury stock 1,008,500 and 958,000
    shares, respectively                            (489,365)     (399,106)
  Accumulated deficit                            (11,747,860)     (946,456)
                                                ------------  ------------

    Total stockholders' equity                     6,318,447    16,000,844
                                                ------------  ------------

  Commitments and contingencies (Note 11)

    TOTAL LIABILITIES and
      STOCKHOLDERS' EQUITY                      $ 38,966,076  $ 47,923,179
                                                ============  ============

The accompanying notes are an integral part of these consolidated financial statements.

                             LaTex RESOURCES, INC.

                     Consolidated Statements of Operations

                   Years Ended July 31, 1996, 1995, and 1994

                                                                                        1996         1995         1994
                                                                                    ------------  -----------  -----------
                                                                                                   (Restated)
Revenues:
  Oil and gas revenue (Note 15)                                                     $ 11,979,982  $ 8,585,453  $ 8,703,100
  Crude oil and gas marketing                                                            540,156    1,223,188    2,780,543
  Lease operations and management fees                                                 1,011,025      634,038      601,723
                                                                                    ------------  -----------  -----------

     Total operating income                                                           13,531,163   10,442,679   12,085,366
                                                                                    ------------  -----------  -----------
Operating expenses:
  Lease operating expense                                                              6,608,089    5,264,858    4,840,638
  Cost of crude oil and gas marketing                                                    133,455      743,610    2,216,294
  Dry hole costs and abandonments (Note 6)                                             3,586,037      104,179      112,772
  General and administrative                                                           2,893,146    2,736,267    2,496,567
  Depreciation, depletion, and amortization                                            4,705,912    2,710,574    2,213,823
                                                                                    ------------  -----------  -----------

     Total operating expense                                                          17,926,639   11,559,488   11,880,094
                                                                                    ------------  -----------  -----------

Net operating income (loss)                                                           (4,395,476)  (1,116,809)     205,272

Other income (expense):
  Equity in losses and write-offs of investments in affiliates                        (4,184,881)    (298,839)    (439,916)
  Gain on sale of assets                                                               2,365,807      127,926      392,592
  Interest expense (Note 15)                                                          (2,556,856)  (1,291,064)    (598,335)
  Interest income                                                                        351,005      122,540       17,046
                                                                                    ------------  -----------  -----------

Net loss from continuing operations before income taxes                               (8,420,401)  (2,456,246)    (423,341)

Income tax expense                                                                             -       35,096            -
                                                                                    ------------  -----------  -----------

Net loss from continuing operations                                                   (8,420,401)  (2,491,342)    (423,341)
Loss on disposal of subsidiary, net of income taxes (Note 1)                          (1,810,382)           -            -
                                                                                    ------------  -----------  -----------

Net loss                                                                             (10,230,783)  (2,491,342)    (423,341)

Preferred stock dividends                                                                570,621      132,800            -
                                                                                    ------------  -----------  -----------

Net loss for common shareholders                                                    $(10,801,404) $(2,624,142) $  (423,341)
                                                                                    ============  ===========  ===========
Loss per share from continuing operations                                           $       (.50) $      (.15) $      (.02)
                                                                                    ============  ===========  ===========
Loss per share for common shareholders                                              $       (.60) $      (.15) $      (.02)
                                                                                    ============  ===========  ===========
Weighted average number of shares outstanding                                         18,011,826   17,661,428   17,434,159
                                                                                    ============  ===========  ===========

The accompanying notes are an integral part of these consolidated financial statements.

                             LaTex RESOURCES, INC.

                Consolidated Statements of Stockholders' Equity

                   Years Ended July 31, 1996, 1995, and 1994


                                                                      Common Stock           Additional
                                                  Preferred    --------------------------    Paid-in       Retained
                                                    Stock         Shares      Par Value      Capital       Earnings
                                                 ------------  ------------  ------------  ------------  -------------
Balance July 31, 1993                            $          -    16,345,195  $    163,452  $  6,226,613  $  2,101,027

Issued for acquisition of stock of
  Wexford Technology, Inc. (Note 6)                         -       100,000         1,000       330,350             -
Issued pursuant to private placement (Note 1)               -     2,000,000        20,000     1,995,843             -
Issued for consulting services                              -        35,000           350       139,650             -
Net loss                                                    -             -             -             -      (423,341)
                                                 ------------  ------------  ------------  ------------  ------------

Balance July 31, 1994                                       -    18,480,195       184,802     8,692,456     1,677,686

Issued for debt                                             -       150,000         1,500        96,938             -
Issued for acquisition of
  Germany Oil Company (Note 1)                          8,088       250,000         2,500     8,227,322             -
Purchase of Treasury Stock                                  -             -             -             -             -
Issued for dividends                                      133             -             -       132,667      (132,800)
Net loss (Restated)                                         -             -             -             -    (2,491,342)
                                                 ------------  ------------  ------------  ------------  ------------

Balance July 31, 1995 (Restated)                        8,221    18,880,195       188,802    17,149,383      (946,456)
                                                 ------------  ------------  ------------  ------------  ------------

Issued for services                                         -       100,000         1,000        77,125             -
Issued for debt of affiliate                                -       143,800         1,438        59,082             -
Issued for legal settlement (Note 11)                     500             -             -       499,500             -
Purchase of Treasury Stock                                  -             -             -             -             -
Issued for dividends                                      577             -             -       570,044      (570,621)
Net loss                                                    -             -             -             -   (10,230,783)
                                                 ------------  ------------  ------------  ------------  ------------

Balance July 31, 1996                            $      9,298  $ 19,123,995  $    191,240  $ 18,355,134  $(11,747,860)
                                                 ============  ============  ============  ============  ============


                                                                    Total
                                                   Treasury     Stockholders'
                                                     Stock          Equity
                                                 -------------  --------------
Balance July 31, 1993                            $   (275,000)   $  8,216,092

Issued for acquisition of stock of
  Wexford Technology, Inc. (Note 6)                         -         331,350
Issued pursuant to private placement (Note 1)
Issued for consulting services                              -       2,015,843
Net loss                                                    -         140,000
                                                            -        (423,341)
                                                 ------------    ------------

Balance July 31, 1994                                (275,000)     10,279,944
Issued for debt                                             -          98,438
Issued for acquisition of
  Germany Oil Company (Note 1)                              -       8,237,910
Purchase of Treasury Stock                           (124,106)       (124,106)
Issued for dividends                                        -               -
Net loss (Restated)                                         -      (2,491,342)
                                                 ------------    ------------

Balance July 31, 1995 (Restated)                     (399,106)     16,000,844
                                                 ------------    ------------

Issued for services                                         -          78,125
Issued for debt of affiliate                                -          60,520
Issued for legal settlement (Note 11)                       -         500,000
Purchase of Treasury Stock                            (90,259)        (90,259)
Issued for dividends                                        -               -
Net loss                                                    -     (10,230,783)
                                                 ------------    ------------

Balance July 31, 1996                            $   (489,365)   $  6,318,447
                                                 ============    ============

The accompanying notes are an integral part of these consolidated financial statements.

                             LaTex RESOURCES, INC.

                     Consolidated Statements of Cash Flows

                   Years Ended July 31, 1996, 1995, and 1994


                                                                                      1996            1995           1994
                                                                                  ------------    ------------   ------------
                                                                                                   (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                                        $(10,230,783)   $ (2,491,342)  $   (423,341)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation, amortization, and depletion                                      4,705,912       2,710,574      2,213,823
      Gain on sale of assets                                                        (2,365,807)       (127,926)      (392,592)
      Equity in losses and write-offs of investments in affilates                    4,184,881         298,839        439,916
      Dry hole costs and abandonments                                                3,586,037         104,179        112,772
      Interest income                                                                 (150,467)        (64,231)             -
      Loss on disposal of subsidiary                                                 1,810,382               -              -
  Changes in assets and liabilities, net of effects from acquisition:
      Accounts receivable                                                              (17,248)      1,073,004        787,602
      Accounts receivable - related party                                              198,288         (76,591)        82,208
      Accrued expenses payable                                                         467,942         (34,017)      (363,271)
      Accounts payable                                                                 596,038         390,146     (1,518,425)
      Other assets                                                                      44,227        (170,979)      (127,334)
      Other liabilities                                                                615,000               -              -
      Inventories                                                                      (84,517)        130,967        139,643
                                                                                  ------------    ------------   ------------

Net cash provided by operating activities                                            3,359,885       1,742,623        951,001
                                                                                  ------------    ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Proceeds from sale of investments                                                          -               -        136,218
  Proceeds from sale of property and equipment                                       3,984,491         357,445        736,200
  Purchases of property and equipment                                               (3,774,264)     (4,815,409)    (4,257,229)
  Increase in accounts and notes receivable-other                                   (2,300,000)              -              -
  Decrease in accounts and notes receivable-other                                    1,032,500               -              -
  Reorganization cost                                                                        -               -        (66,558)
  Acquisition of Germany Oil Company, net of cash acquired                                   -     (10,592,292)             -
  Advances to unconsolidated affiliates and notes receivable                          (326,394)     (1,575,820)       (99,703)
  Purchases of Treasury stock                                                          (90,259)       (124,106)             -
                                                                                  ------------    ------------   ------------

Net cash used for investing activities                                            $ (1,473,926)   $(16,750,182)  $ (3,551,072)
                                                                                  ------------    ------------   ------------

The accompanying notes are an integral part of these consolidated financial statements.

                             LaTex RESOURCES, INC.

                     Consolidated Statements of Cash Flows

                   Years Ended July 31, 1996, 1995, and 1994



                                                                                         1996          1995          1994
                                                                                      -----------   -----------   -----------
                                                                                                     (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES:

  Deferred loan costs                                                                 $  (137,186)  $(1,483,143)  $   (15,344)
  Proceeds from notes payable                                                           6,233,192    26,837,059     2,585,000
  Payments on notes payable                                                            (8,276,857)  (10,100,527)   (3,060,000)
  Proceeds from notes payable - shareholder                                                     -             -       490,000
  Payments on notes payable - shareholder                                                       -      (140,000)     (350,000)
  Proceeds from the issuance of common stock                                                    -             -     2,015,843
                                                                                      -----------   -----------   -----------

Net cash provided by (used for) by financing activities                                (2,180,851)   15,113,389     1,665,499
                                                                                      -----------   -----------   -----------

Net increase (decrease) in cash and cash equivalents                                     (294,892)      105,830      (934,572)

Cash and cash equivalents beginning of year                                               314,229       208,399     1,142,971
                                                                                      -----------   -----------   -----------

Cash and cash equivalents end of year                                                 $    19,337   $   314,229   $   208,399
                                                                                      ===========   ===========   ===========
Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest                                                                            $ 2,403,158   $ 1,307,264   $   598,335
  Income taxes                                                                              5,275         7,739       200,648
                                                                                      ===========   ===========   ===========

Supplemental schedules of noncash investing and financing activities:

  Note receivable in exchange for property                                            $         -   $         -   $ 1,342,506
  Common stock issued to acquire stock of Wexford Technology, Inc.                              -             -       331,350
  Common stock issued for services                                                         78,125        98,438       140,000
  Common stock issued to acquire Germany Oil Company                                            -       144,530             -
  Preferred stock issued to acquire Germany Oil Company                                         -     8,093,380             -
  Preferred stock issued for legal settlement                                             500,000             -             -
  Common stock issued to pay off debt of unconsolidated affiliate                          60,520             -             -

The accompanying notes are an integral part of these consolidated financial statements.

                  Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994



1.   ORGANIZATION, FINANCIAL CONDITION AND BUSINESS COMBINATIONS

     Organization - LaTex Resources, Inc. (the Company) is an oil and gas
     ------------
     company engaged in the acquisition of and enhancements to producing oil and gas properties. The Company's principal oil and gas production operations are conducted in Oklahoma, Texas, Louisiana, Mississippi and Alabama. The Company, until the fourth quarter of fiscal 1996, was also involved in the exploration and development of oil and gas prospects located in Tunisia and Kazakhstan, C. I. S.

     Financial Condition - The Company's aggressive policy of oil and gas
     -------------------
     property acquisitions, unsuccessful foreign oil and gas exploration and unsuccessful investments in their unconsolidated affiliates, along with substantial operating losses for the current and preceding two years, has resulted in a working capital deficit and non-compliance with certain loan covenants at July 31, 1996. (See Note 5)

     The items of non-compliance have not been waived by the lender for the year ended July 31, 1996 and the Company was operating under a "forbearance" agreement. The "forbearance period" was from July 26, 1996 to November 29, 1996. The Company is currently seeking an extension of the forbearance agreement until such time as the proposed Alliance Resources Plc merger (See Note 17) can be consummated.

     The Company's financial statements for the year ended July 31, 1996 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $10,230,783 for the year ended July 31, 1996 and as of July 31, 1996 has an accumulated deficit of $11,747,860 and a deficit working capital of $27,805,291.

     Management plans to reduce the working capital deficit include curtailment of the development of its undeveleloped properties, strategic sales of certain of its oil and gas properties and the aggressive reduction of administrative and such other costs that have been determined to be non essential. Management plans also include consideration of alliances or other partnership arrangements or potential merger opportunities.

     The Company has retained investment banking counsel to advise it on the possible sale of equity securities as well as to introduce and assist in the evaluation of potential merger and partnering opportunities. Management expects that these efforts will result in the introduction of other parties with interests and resources which may be compatible with that of the Company (See Note 17).


     There can be no assurance that the Company will be able to successfully execute the foregoing plans.

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


1.   ORGANIZATION, FINANCIAL CONDITION AND BUSINESS COMBINATIONS (continued)

     Disposition of Panda Resources, Inc. and Its Wholly Owned Subsidiary
     --------------------------------------------------------------------
     Richfield Natural Gas, Inc., July 1993
     --------------------------------------

     In July 1993 the Company sold its wholly owned subsidiary, Panda Resources, Inc., and Panda's wholly owned subsidiary, Richfield Natural Gas, Inc. Final post closing adjustments were in dispute until December 1995 when a settlement agreement by the various parties resulted in a judgment against LaTex Resources, Inc. in the amount of $1,810,382. This amount is reflected in the 1996 consolidated financial statement as a loss on disposal of discontinued subsidiaries.

     Proceeds from Private Placement
     -------------------------------

     On January 26, 1994, pursuant to a private placement, the Company issued 2,000,000 newly issued shares of common stock.

     Proceeds from this offering were as follows:

           Gross proceeds                         $  2,200,061
           Less: Commissions                           165,000
                 Legal fees                             10,000
                 Other expenses                          9,218
                                                  ------------

                          Net proceeds            $  2,015,843
                                                  ============

     Acquisition of Germany Oil Company
     ----------------------------------

     Effective March 31, 1995 through a series of transactions, the Company acquired all of the issued and outstanding stock of Germany Oil Company ("Germany") in exchange for 250,000 and 11,800 of the Company's common and Series A Convertible Preferred Stock, respectively. The ratio of the number of shares received by the stockholders of Germany was determined through arms length negotiations between the Chairman of the Board and President of the Company and the President of Germany. The Company also issued 370,000 shares of the Series B Convertible Preferred Stock and $8,900,000 in cash to retire a volumetric production payment and acquire all of the related contract rights mortgages, vendor liens and security interests. In addition, the Company paid $1,742,294 in cash, issued 427,038 shares of its Series A Convertible Preferred Stock and $87,998 in notes payable to acquire and retire certain indebtedness of Germany. The transaction was accounted for as a purchase. The fair value of assets and liabilities of Germany at date of acquisition follows:

           Current assets                                  $     773,088
           Current liabilities                                (4,309,479)
           Oil and gas properties                             22,504,593
                                                           -------------

                                                           $  18,968,202
                                                           =============

     The consolidated statements of operations include the results of operations of Germany Oil Company since the acquisition date. The following is a statement of pro forma revenues, loss before income taxes, net loss, and net loss per share for the years ended July 31, 1995 and 1994 based upon the assumption that Germany Oil Company was acquired at the beginning of each of the periods:




                                                    1995         1994
                                                    ----         ----
                                                      (in thousands
                                                  except per share data

            Revenues                              $  16,358     $  19,957
                                                  =========     =========
            Loss before income tax                $  (3,307)    $  (1,795)
                                                  =========     =========
            Net loss                              $  (3,382)    $  (1,795)
                                                  =========     =========
            Net loss per share                    $     .19)    $    (.10)
                                                  =========     =========

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


2.   SUMMARY OF ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements is as follows.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts have been eliminated in consolidation.

     Inventories
     -----------

     Included in inventories at July 31, 1996 and 1995 are crude oil inventories at market value of $175,493 and $90,976, respectively.

     Accounting Estimates
     --------------------

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial Instruments
     ---------------------

     The fair value of current assets and current liabilities are assumed to be equal to their reported carrying amounts due to the short maturities of these financial instruments. Due to the Company's financial position, it is not practicable to estimate the fair value of the Company's long-term debt; additional information pertinent to its value is provided in Note 5 to the consolidated financial statements.

     The Company is required, by agreement with its primary lender (Bank of America), to participate in various hedging programs, executed by Bank of America, to protect against fluctuations in oil gas prices and interest rates. See Note 15 for discussion of the fair market value of these contracts.

     The carrying value of all other financial instruments approximates fair value.

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


2.   SUMMARY OF ACCOUNTING POLICIES (continued)

     Concentrations of Credit Risk
     -----------------------------

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company places its cash investments with high quality financial institutions and limits the amount of exposure to any one institution. In the case of default of any one financial institution, no cash investments exist that are not covered by the FDIC. The Company's revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on such receivables. The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral.

     Revenue Recognition
     -------------------

     The Company recognizes oil and gas revenue in the month of production. Crude oil and gas marketing revenue is recognized in the month of delivery.


     Property, Equipment, Depreciation and Depletion
     -----------------------------------------------

     The Company uses the successful efforts method to account for costs in the acquisition and exploration of oil and natural gas reserves. Costs to acquire mineral interests in proved reserves, and to drill and equip development wells are capitalized. Geological and geophysical costs and costs to drill exploratory wells which do not find proved reserves are expensed. Undeveloped oil and gas properties which are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. The remaining unproved oil and gas properties are aggregated and an overall impairment allowance is provided based on Company experience. Depletion and depreciation are calculated on the units of production method based upon current estimates of oil and gas reserves provided by management. Upon sale, retirement or abandonment of proved and unproved properties the cost and related accumulated depreciation and depletion are eliminated from the respective accounts and the resulting gain or loss is included in current earnings.

     Non oil and gas property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of non oil and gas assets. Expenditures which significantly increase values or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in current earnings.

     Intangible Assets
     -----------------

     Intangible assets consist primarily of debt issuance costs. Debt issuance costs are amortized over the term of the related debt.

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


2.   SUMMARY OF ACCOUNTING POLICIES (continued)

     Income Taxes
     ------------

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Gas Balancing
     -------------

     The Company follows the sales method of accounting for gas imbalances. A liability is recorded only if the Company's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells when the Company has taken less than its ownership share of gas production.

     Earnings Per Common Share
     -------------------------

     Earnings per common share is computed based upon the weighted average common shares outstanding. Outstanding stock options and warrants of LaTex Resources are excluded from the weighted average shares outstanding since their effect on the earnings per share calculation is immaterial or antidilutive.

     FASB Accounting Standards
     -------------------------

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 119 (SFAS 119), Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments. This Statement generally requires disclosures about amounts, nature, and terms of derivative financial instruments. The Company has adopted SFAS 119 for the fiscal year ended July 31, 1996.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121 (SFAS 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. This Statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Company intends to adopt SFAS 121 for the fiscal year ending July 31, 1997. The Company expects the adoption of SFAS 121 will not have a material effect on its financial statements.

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


2.   SUMMARY OF ACCOUNTING POLICIES (continued)

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value based method of accounting for an employee stock option or similar equity instrument plan. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This Statement is effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company intends to adopt the disclosure requirements of SFAS 123 for the fiscal year ending July 31, 1997.

     Reclassification
     ----------------

     Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.


3.   ACCOUNTS AND NOTES RECEIVABLE AND INVESTMENTS IN AND ADVANCES TO AFFILIATES


     Accounts and Notes Receivable - Related Parties
     -----------------------------------------------
                                                       1996         1995
                                                    -----------  ----------
                                                                 (Restated)
     Accounts receivable - officers,
       directors and employees                      $  100,481   $  354,261
     Note receivable - officers,
       directors, shareholders
       and employees (See Note 12)                     291,816      236,344
                                                    ----------   ----------

       Total                                        $  392,297   $  590,605
                                                    ==========   ==========

     Accounts and Notes Receivable - Other
     -------------------------------------
                                                        1996        1995
                                                    ----------   ----------
                                                                 (Restated)

     Oakland Petroleum Operating Company, Inc.      $1,267,500   $        -

     Panda Resources, Inc.                                   -      584,172

     Other accounts receivable from
       third parties                                     5,820      112,516
                                                     ----------  ----------

       Less current maturities                         515,820      696,688
                                                     ----------  ----------

       Total                                        $  757,500   $        -
                                                     ==========  ==========

                                 LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


3.   ACCOUNTS AND NOTES RECEIVABLE AND INVESTMENTS IN AND ADVANCES TO AFFILIATES

     The non-interest bearing note receivable from Oakland Petroleum Operating, Inc. (Oakland) represents the balance due to the Company for a loan entered into with the Company's primary lender for a joint purchase of property. The original amount was approximately $2,300,000 of which $1,267,500 was still outstanding at July 31, 1996. The note receivable is offset by a comparable amount included in the Company's long-term debt. Oakland pays all principal and interest payments directly to the Company's primary lender. The Company has a collateral interest in the Oakland properties. Interest income has been imputed at the Company's borrowing rate with its primary lender.

     Investments in and Advances to Affiliates
     -----------------------------------------

     Investments in and advances to affiliates includes the following:


                                                   1996         1995
                                                -----------  -----------
                                                             (Restated)

     Wexford Technology, Inc.                   $         -  $ 1,987,898
     Imperial Petroleum, Inc.                             -    1,640,609
     Others                                               -       18,973
                                                -----------  -----------
       Total                                    $         -  $ 3,647,480
                                                ===========  ===========

     See Note 6 - WRITE OFFS.


 4.  INCOME TAXES

     The provisions for income taxes are as follows:


                                                  1996      1995      1994
                                                --------  --------  --------
                                                         (Restated)
                                                        (in thousands)
     Current:
        State                                   $      -  $     35  $      -
                                                ========  ========  ========

                             LATEX RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


 4.  INCOME TAXES (continued)

     Income taxes differed from the amounts computed by applying the U.S. federal tax rate of 34% as a result of the following:


                                               1996       1995       1994
                                            ---------  ---------- ---------
                                                       (Restated)
                                                     (in thousands)
     Computed "expected" tax benefit        $(3,478)   $   (835)  $   (144)
     State income taxes net of federal
       benefit                                   (1)         12          -
     Increase in valuation allowance
       for deferred tax assets                3,844         294         93
     Equity in net losses of affiliates           -         102         72
     Excess statutory depletion                (152)        237          3
     Other                                     (213)        225        (24)
                                             -------   --------   ---------
       Actual income tax expense            $     -    $     35   $      -
                                            ========   ========   ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                            1996       1995       1994
                                          --------  ----------  --------
                                                    (Restated)
                                                  (in thousands)
     Deferred tax liabilities:
       Property, plant and equipment      $ 1,574      $1,390   $   401
                                          -------      ------   -------

          Total deferred tax liabilities    1,574       1,390       401
                                          -------      ------   -------

     Deferred tax assets:
       Net operating losses                 4,300       1,521       350
       Investment write-downs                 917           -         -
       Percentage depletion carryforward      392         240       133
       Accrued expenses not deductible
         until paid                           180           -         -
       Other                                    5           5         -
                                          -------      ------   -------

         Total deferred tax assets          5,794       1,766       483
                                          -------      ------   -------

         Valuation allowance               (4,220)       (376)      (82)
                                          -------      ------   -------

         Net deferred tax assets            1,574       1,390       401
                                          -------      ------   -------
          Net deferred tax
            asset (liability)             $     -      $    -   $     -
                                          =======      =======  =======

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


 4.  INCOME TAXES (continued)

     A valuation allowance is required when it is more likely than not that all or a portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon future profitability. Accordingly, a valuation allowance has been established to reduce the deferred tax assets to a level which, more likely than not, will be realized.

     The Company has net operating loss (NOL) carryforward to offset its earnings of approximately $11,390,000. Additionally, approximately $10,490,000 of NOL carryforwards are available to offset the future separate company earnings of Germany. If not previously utilized, the net operating losses will expire in varying amounts from 2006 to 2011.


 5.  NOTES PAYABLE

                                                   1996          1995
                                               ------------  ------------
                                                              (Restated)

     Bank note (A)                             $ 22,206,707  $ 24,210,000

     Other                                           29,160        69,532
                                               ------------  ------------

     Total                                       22,235,867    24,279,532

     Less - current maturities                   22,235,867     3,644,723
                                               ------------  ------------

     Long-term debt, net                       $          -  $ 20,634,809
                                               ============  ============

     (A) Note payable dated April 18, 1995, for $23,000,000 with option of an additional $2,000,000 for six months for approved workovers, recompletions and development drilling of specified reserves. Principal due monthly of $365,000 including Oakland Petroleum Co. payment of $42,500 monthly. Interest due monthly at the higher of a Base Rate (the higher of the Bank of America Reference Rate and the Federal Fund Rate plus .5% per annum) plus 1% per annum and the London Interbank Offered Rate plus 2%. The current rate at July 31, 1996 was 7.469%. Matures March 30, 2000. Amounts outstanding are secured by mortgages which cover certain of the Company's oil and gas properties.

     The Company's existing debt agreements contain certain covenants, including maintaining a positive current ratio of 1.0, excluding current portion of long-term debt, maintaining a minimum tangible net worth of $10,000,000, maintaining a minimum cash or cash equivalents balance of $500,000, maintaining working capital of at least $500,000, the negative covenant related to permitted investments, and the covenant relating to default on other indebtedness in excess of $50,000.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

 5.  NOTES PAYABLE (continued)

     The Company was not in compliance with the current ratio, cash equivalent, minimum tangible net worth, and working capital covenants at July 31, 1995. The items of non-compliance were subsequently waived by the lender for the year ended July 31, 1995 and through January 31, 1996. The Company was not in compliance with the above noted covenants at July 31, 1996 and was operating under a "forbearance" agreement discussed in Note 1 to the financial statements. The "forbearance" agreement expired on November 29, 1996 and the bank has not extended the agreement. The debt agreement contains various acceleration provisions of the due date in the event of non-compliance. Accordingly, the entire unpaid balance has been classified as a current liability at July 31, 1996.

 6.  WRITE OFFS

     Investments
     -----------

     During the fourth quarter of fiscal 1996, the Company wrote off its investments in Wexford Technology, Incorporated (Wexford) and Imperial Petroleum, Inc. (Imperial). The Company has not been able to obtain reliable current financial information, accordingly, summarized financial information is not presented.

     The Company acquired 32.3% of Wexford through a series of transactions culminating in May 1994. During the fourth quarter of fiscal 1996, the Company recorded a charge to earnings of $2,372,452 to write off its investment. Wexford is presently in default on its bridge debt and has received numerous written demands for payment and correspondence threatening litigation. Included in the write off was $1,462,765 in notes receivable.

     The Company owns 12% of the common stock of Imperial and certain officers, directors and employees of the Company own 28.8%. During the fourth quarter of fiscal 1996, the Company recorded a charge to earnings of $1,812,429 to write off this investment. Imperial is currently in default on its bank debt. Included in the write off of the Company's investment was $722,603 in notes receivable.

     Wexford and Imperial are both development stage enterprises that are seeking capital infusion to complete their facilities and achieve commercial operations. Neither Wexford nor Imperial have been able to raise additional debt or equity capital. Further, there can be no assurance, assuming Wexford and Imperial successfully raise additional funds or enter into a business alliance, that they will achieve commercial operations or positive cash flow. The Company is not a guarantor of any debt incurred by Wexford or Imperial.

     Exploration Prospects
     ---------------------

     During the fourth quarter of fiscal year 1996, the Company recorded a charge to earnings of $955,496 to write off costs incurred in connection with a venture in Kazakhstan C.I.S. Subsequent to July 31, 1996, the Company received written notice that the Company may be in breach of its agreements related to the venture. The Company believes it is in substantial compliance with the operating agreement governing the project. In addition, the Company has been notified that Uzenmunaigaz, the regional production association for the Middle Caspian Basin, may seek to further alter the terms of a contract in a manner which the Company believes would be detrimental to the project's viability.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


 6.  WRITE OFFS (continued)

     During fiscal 1993 the Company, through a subsidiary, acquired an interest in a permit granted by the Republic of Tunisia for the exploration and production of oil and gas from a 4,936 square kilometer (1,220,000 acres) area located in north-central Tunisia. Initial seismic acquisition activities began in 1994. The first exploratory well was spudded in fiscal 1995. This well was drilled and temporarily abandoned prior to reaching the objective depth.

     In fiscal 1996, the operator of the project, in response to a request from the Tunisian government, permanently plugged the well and restored the well site. The Company has insufficient capital to continue the project and, due to the limited time remaining on the exploration permit, decided to abandon the project and write off its investment of $2,491,299.


  7. SAVINGS AND PROFIT SHARING PLAN

     The Company maintains an employee savings and profit sharing plan (the
     Plan) which covers substantially all of its employees. The Plan is comprised of a 401(k) savings portion and a noncontributory defined contribution portion. Employees are qualified to participate after approximately one year of service. Participation in the 401(k) plan is voluntary, and the Company matches contributions up to four percent of the employees' salary at a rate of 33 1/3 percent of the employee's contribution. Employees are allowed to contribute the maximum amount allowed by the Internal Revenue Code each year, subject to nondiscrimination rules.

     The noncontributory defined contribution portion of the Plan allows the Company to share annual profits with employees. Annual payments to the Plan are elective. Management elected to make no contributions to the Plan for 1996, 1995, or 1994. The Company is under no obligation to make contributions to the Plan in the future.


  8. STOCK OPTIONS

     Stock Option Plan
     -----------------

     The 1993 Incentive Stock Plan (the "Plan") was effective December 8, 1993.

     The Plan is administered by a Compensation Committee consisting of not less than three members of the Board of Directors and a special committee appointed by the Board of Directors, as necessary.

     The aggregate number of shares of the Company's Common Stock issuable under the Plan is 2,000,000. Such stock will be made available from the Company's authorized but unissued Common Stock or from Stock held as Treasury Stock.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


  8. STOCK OPTIONS (continued)

     Options and Appreciation Rights
     -------------------------------

     This Plan authorizes the Committee to grant to key employees options to purchase the Company's Common Stock which may be in the form of incentive stock options ("ISO's"), or in the form of non-statutory options ("Non-Statutory Options"). The term of each option shall be for such period as the Committee determines but no longer than ten years from the date of grant or five years to an individual who is a 10% stockholder of the Company.

     The aggregate fair market value exercisable by an individual optionee during any calendar year under all stock option plans of the Company may not exceed $100,000. The exercise price per share for the Common Stock covered by any Options shall be determined by the Committee and, provided that in the case of an ISO and the per share exercise price shall be not less than the fair market value (or in the case of an ISO granted to an individual who at the time is a 10% Stockholder, 110% of the fair market value) of one share of Common Stock. Options to purchase 1,690,000 shares of common stock were granted under the Plan.

     Stock option activity during the periods indicated is as follows:

                                                                  Weighted
                                                                   Average
                                         Number of                Exercise
                                          Shares                   Price
                                       ------------             ------------

       Balance at July 31, 1993                  -              $      -
         Granted                           619,000                 0.875
                                           -------
       Balance at July 31, 1994            619,000                 0.875
         Forfeited                         (12,000)                0.875
                                       ------------
       Balance at July 31, 1995            607,000                 0.875
         Granted                         1,448,000                 0.448
         Forfeited                        (365,000)                0.764
                                       ------------
       Balance at July 31, 1996          1,690,000              $  0.533
                                       ============
     At July 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $0.4375 to $0.875 and
     3.77 years, respectively. (See Note 17)

     Restricted Stock Awards
     -----------------------

     The Plan authorizes the Committee to grant restricted Common Stock ("Restricted Stock") to key employees. The Committee may designate a restriction period with respect to such shares of not less than one year but not more than five years (the "Restriction Period") during which an employee will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him, provided that within such limitations, the Committee may provide for the lapse of such restrictions installments where deemed appropriate. Upon termination of employment during the Restriction Period for any reason, all shares of Restricted Stock with respect to which restrictions have not yet expired will be forfeited by the employee and returned to the Company.

     The Plan also authorizes the Committee to award tax gross-up rights which entitle the grantee to cash payments from the Company at such time as income and/or excise tax liabilities arise with respect to grants under the Plan. Tax gross-up rights may be granted coincident with or after the date of grant of the related Option or Restricted Stock awards. No restricted shares have been issued at July 31, 1996. (See Note 17)

 9.  WARRANTS

     As of July 31, 1996, the Company, in connection with the sale of previously unissued common stock, has 2,700,000 Warrants outstanding. The sale included 2,587,500 of the Warrants which were detachable from the Stock/Warrant Units upon issuance and trade separately from the Units and Common Stock. Unless exercised, the 2,587,500 Warrants automatically expire on November 19, 1997. Pursuant to the terms of the Warrants, the Board of Directors of the Company may reduce the exercise price, $4.25, of the Warrants and may also extend the period during which the Warrants may be exercised. The Warrants may be redeemed by the Company at a price of $0.01 per Warrant with 30 days prior written notice by the Company.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

 9.  WARRANTS (continued)

     In addition, the Company issued Warrants to the underwriter of the offering for $.01 per Warrant (underwriter Warrants) to purchase up to 112,500 units for $4.44 per unit. These Warrants are exercisable, in part or whole, until November 16, 1997. The Company also has agreed to register, at its sole cost and expense, all or a portion of the underwriter Warrants and/or the shares issuable, upon the exercise of the Warrants during the period November 10, 1993 to November 16, 1997.

     The Company issued 1,080,000 Warrants in connection with private placements of its common stock. The Company during 1995 issued 536,000 Warrants to a related party (See Note 12), of which, 100,000 were exercised.

     At July 31, 1996, the range of exercise prices of outstanding Warrants was $.75 to $4.44. These Warrants expire at various dates from January 1997 to October 2001. It is the intent that the Warrants will be converted into Alliance Resources Plc (See Note 17) Warrants at a ratio of .8806 for 1.


     Stock Warrant activity during the periods indicated is as follows:

                          Date      Number of   Convertible   Stock Price
                          Issued     Warrants     Shares      at Issuance
                          ------    ---------   -----------   -----------

     Balance at
       July 31, 1993                3,700,000     2,518,750
       Issued              1/26/94     80,000        80,000        $1.813
                                    ---------   -----------

     Balance at
       July 31, 1994                3,780,000     2,598,750
       Issued              6/12/95    500,000       500,000         0.469
       Exercised                     (100,000)     (100,000)
                                    ---------   -----------

     Balance at
       July 31, 1995                4,180,000     2,998,750
       Issued             11/30/95     36,000        36,000         0.469
                                    ---------   -----------

     Balance at
       July 31, 1996                4,216,000     3,034,750
                                    =========     =========

10.  PREFERRED STOCK

     The Board of Directors has the authority to issue 5,000,000 shares of Preferred Stock, in one or more series, and to fix the rights, preferences, qualifications, privileges, limitations or restrictions of each such series without any further vote or action by the shareholders, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series.

     The Company's Series A Convertible Preferred Stock (i) pays annual dividends at the rate of $0.20 per share payable quarterly in cash (or, if payment of cash dividends is prohibited by the Company's senior lender, payable in additional shares of Series A Convertible Preferred Stock), (ii) has no voting rights except as otherwise required under Delaware law, (iii) has a liquidation preference over shares of the Company's common stock of $10.00 per share plus accrued and unpaid dividends, (iv) is redeemable at the option of the Company at a redemption price of $10.00 per share plus accrued and unpaid dividends, (v) is convertible by the holder into shares of the Company's common stock at a conversion price of $3.33 per share, and
     (vi) has piggyback registration rights in the event the Company seeks to make a registered public offering of its common stock. The aggregate liquidation preference of the Series A Convertible Preferred Stock at July 31, 1996 and 1995 is $4,498,280 and $4,410,180, respectively.

     The Series B Convertible Preferred Stock (i) pays annual dividends at the rate of $1.20 per share payable quarterly in cash (or, if payment of cash dividends is prohibited by the Company's senior lender, payable in additional shares of Series B Convertible Preferred Stock), (ii) has no voting rights except as otherwise required under Delaware law, (iii) has a liquidation preference over shares of the Company's Series A Convertible Preferred Stock and the Company's common stock of $10.00 per share plus accrued and unpaid dividends, (iv) is redeemable at the option of the Company at a redemption price of $10.00 per share plus accrued and unpaid dividends, and (v) is convertible by the holder into shares of the Company's common stock at an initial conversion price of $1.50 per share, subject to adjustment from time to time to prevent dilution. By separate agreement, the Company has granted certain demand registration rights and piggyback registration rights in the event the Company seeks to make a registered public offering of its common stock. The aggregate liquidation preference of the Series B Convertible Preferred Stock at July 31, 1996 and 1995 is $4,800,250 and $3,811,000.

     Preferred stock, by class, is as follows:


                                                  Class A  Class B
                                                  -------  -------
     Balance July 31, 1993                              -        -
                                                  -------  -------
     Balance July 31, 1994                              -        -
                                                  -------  -------
     Issued for acquisition of Germany
       Oil Company                                438,838  370,000

     Issued for dividends                           2,180   11,100
                                                  -------  -------
     Balance July 31, 1995                        441,018  381,100

     Issued for legal settlement                        -   50,000

     Issued for dividends                           8,810   48,925
                                                  -------  -------
     Balance July 31, 1996                        449,828  480,025
                                                  =======  =======

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


11.  LITIGATION, COMMITMENTS AND CONTINGENCIES

     Litigation
     ----------

     On October 7, 1994, Northern Natural Gas Company ("Northern") filed a lawsuit against the Company alleging that the Company had breached two firm transportation Service Agreements dated December 1, 1990, between Northern and Panda Resources, Inc. ("Panda"), a former wholly-owned subsidiary of the Company. On June 6, 1996, Northern and the Company entered into a Settlement Agreement pursuant to which (a) the Company issued to Northern 50,000 shares of the Company's Series B Senior Convertible Preferred Stock which are convertible (subject to adjustment) into 333,333 shares of the Company's common stock, and (b) the Company agreed to pay Northern $465,000 in installments of $50,000 by June 21, 1996, $150,000 by May 1, 1997,
     $125,000 by May 1, 1998, and $140,000 May 1, 1999. An agreed judgment was entered in the case, but Northern has agreed not to seek to enforce the judgment unless the Company defaults in its payment obligations. Once the required payments have been made, Northern has agreed to execute a release of the judgment. These amounts have been reflected in the Company's consolidated financial statements at July 31, 1996.

     On November 17, 1994, Associated Storage Corporation ("Associated") filed a lawsuit against the Company alleging that the Company had breached a July 21, 1993 agreement between Associated and the Company. Associated seeks actual damages in the amount of $150,000, prejudgment interest, court costs, and attorneys' fees. Associated has filed a motion for summary adjuration which was denied by the court. The Company has asked Associated to submit to mediation.

     In connection with the sale of Panda, the Company became a party in disputes between Torch Energy Marketing, Inc. ("Torch"), NUEVO Liquids, Inc ("NUEVO") and Panda. On December 7, 1995, the Company entered into a Settlement Agreement (the "Settlement") to settle all matters related to the sale of its former wholly owned subsidiaries, Panda and Richfield Natural Gas, Inc. Pursuant to the Settlement, the Company agreed to pay to the plaintiffs (a) $20,000 on December 7, 1995, and an additional $30,000 over the course of 90 days following execution of the Settlement, and (b) to pay $50,000 within one year of the Settlement, an additional $50,000 within two years of the Settlement, and an additional $150,000 within three years of the Settlement, together with interest in the amount of $36,000. The Company has accrued the costs associated with this settlement agreement and has made all required payments under the agreement. To secure its obligation under the Settlement, the Company stipulated in an agreed judgment that it would be liable in the amount of $1,000,000 (less any amounts paid pursuant to the Settlement) upon the Company's default of its obligations under the Settlement. In addition, the Company agreed to assume and indemnify the plaintiffs against all obligations and amounts owed under a May 2, 1989 agreement between Panda and Northern relating to the transportation of natural gas through a facility located in Dewey County, Oklahoma. Pursuant to this indemnification, the Company has been asked to indemnify one of the plaintiffs with respect to claims brought against it by Northern in a lawsuit filed March 7, 1996, as more fully discussed below.

     On March 7, 1996, Northern Natural Gas Company ("Northern") filed a lawsuit against Torch Energy Advisors, Inc. ("Torch") for alleged breach of a May 2, 1989 agreement (the "Dewey County Contract") between Torch, Panda and Northern relating to the transportation of natural gas through a facility located in Dewey County, Oklahoma. The Company has assumed the defense of this matter pursuant to the indemnification agreement entered into as part of the December 7, 1995, settlement among Torch, Panda and the Company discussed above. Northern contends that Panda failed to transport the required volumes and that the deficiency resulted in a requirement that Panda pay a total of $973,000, representing the percentage of the costs of constructing the facilities calculated under the contract formula. Northern sued Torch under a written guaranty agreement and has claimed, in addition, that Torch denuded the assets of Panda and is therefore liable for the debts of Panda. The Company maintains that, if litigation is unsuccessfull to the Company, Northern would only be entitled to the amount of the contractually required volumes.

     Germany Oil Company is a named defendant in three wrongful death actions involving an accident which occurred at a heater-treatment unit on the Blowhorn Creek Millerella Oil Unit lease in Lamar County, Alabama. Each plaintiff seeks damages in the amount of $25 million. The three matters are in the initial stages of discovery and have been referred to Germany Oil Company's insurance carrier. Germany has an approximate 10% ownership interest of the property. Management believes that liability insurance coverage is adequate to cover any potential loss.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


11.  LITIGATION, COMMITMENTS AND CONTINGENCIES (continued)

     Contingencies
     -------------
     In addition to the foregoing litigation, the Company is named defendant in lawsuits, is a party in governmental proceedings, and is subject to claims of third parties from time to time arising in the ordinary course of business. While the outcome of lawsuits or other proceedings and claims against the Company cannot be predicted with certainty, management does not expect these additional matters to have a material adverse effect on the financial position of the Company.

     Commitments
     -----------

     The Company leases office space and certain property and equipment under various lease agreements. As of July 31, 1996, future lease commitments were approximately as follows:

                      Year Ending
                        July 31,
                      -----------

                         1997                          $    168,000
                         1998                               142,000
                                                       ------------

                           Total minimum payments      $    310,000
                                                       ============

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

12.  RELATED PARTY TRANSACTIONS


     In regard to the modification and cancellation of the non-compete agreements with the two previous majority shareholders of Panda, Mr. Jeffrey T. Wilson, an officer and director of the Company, assumed the notes receivable due the Company by two former shareholders in the amount of $339,650 plus accrued interest. The Board has voted to forgive $380,624, representing the total notes and accrued interest, due from Mr. Wilson. The Board has also voted to forgive $58,138 due to the Company from Mr. Malcolm
     W. Henley, an officer and director of the Company.

     Since January 1993 the Company has leased a condominium located in Tulsa, Oklahoma owned by Jeffrey T. Wilson. Under terms of the oral lease agreement, the Company pays Mr. Wilson approximately $1,100 per month. At July 31, 1996, the Company owed Mr. Wilson approximately $8,000 for unpaid rent.

     The Company has entered into an agreement to sell its interests in its wholly owned subsidiaries, LaTex Resources International, Inc. and Phoenix Metals, Inc., and its investments in Wexford Technology, Inc. and Imperial Petroleum, Inc. (See Note 17). Mr. Wilson is a major stockholder of Imperial Petroleum, Inc.

     The Company was previously a party to an agreement with Wood Roberts, Inc. ("WRI"), a company controlled by John R. Martinson, a Director of the Company, pursuant to which WRI acted as a financial advisor to the Company. Under the agreement, the Company paid WRI a monthly fee of $4,000 and agreed to pay WRI a success fee in connection with any merger or acquisition involving a party introduced to the Company by WRI, and any financing facility arranged by WRI. Through July 31, 1996, the Company paid WRI cash retainer and success fees of $55,000. In addition, the Company has issued to WRI six year common stock purchase warrants to purchase 536,000 shares at $.75 per share, of which WRI has exercised and purchased 100,000 shares (See Note 8). As of March 4, 1996, the financial advisor agreement between the Company and WRI was terminated by agreement of the parties. By separate agreement, the Company agreed to pay Wood Roberts, LLC. a fee of $240,000 upon completion of the proposed merger with Alliance Resources Plc and a fee equal to 0.5% of the amount of any credit facility obtained by the Company from a bank or other financial institution introduced to the Company by Wood Roberts in order to refinance its indebtedness to Bank of America.

     The Company from time to time, has made loans to certain officers, directors and stockholders. The loans are evidenced by demand notes payable due on or before December 31, 1996, bearing interest at various rates.


13.  BUSINESS SEGMENTS

     The Company's operations involve oil and gas exploration, production and lease operations. Additionally, crude oil and crude oil by-products are marketed through a wholly owned subsidiary. Intersegment sales are made at prices prevailing in the industry at the time of sale. The following table sets forth information with respect to the industry segments of the Company.

                               1996       1995       1994
                            ----------  ---------  ---------
                                        (Restated)
                                      (in thousands)
Revenues:
 Oil and gas
  production and
  lease operations            $12,991    $ 9,220    $ 9,305
 Marketing                        540      1,223      2,780
                              -------    -------    -------
 Total revenues                13,531     10,443     12,085

 Intersegment                   3,658      3,023      2,884
                              -------    -------    -------
                              $17,189    $13,466    $14,969
                              =======    =======    =======


Operating income (loss):
 Oil and gas
  production and
  lease operations            $(4,477)   $(1,440)   $  (187)
 Marketing                         78        231        317
 Other                              4         93         75
                              -------    -------    -------

Net operating income
   (loss)                     $(4,395)   $(1,116)   $   205
                              =======    =======    =======

The Company sold 16% of its consolidated oil and gas revenue to Enron Reserve Acquisition Corporation for the year ended July 31, 1996. The Company had no other purchasers in excess of 10% of consolidated oil and gas revenue.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


13.  BUSINESS SEGMENTS (continued)

                                      1996       1995       1994
                                    --------   --------   --------
                                              (Restated)
                                            (In thousands)
     Identifiable assets:
       Oil and gas production       $31,830    $37,371    $12,677
       Marketing                        429        606        620
       Other                          6,707      9,946      7,962
                                    -------    -------    -------

                                    $38,966    $47,923    $21,259
                                    =======    =======    =======


     Depreciation, depletion,
       and amortization:
       Oil and gas production       $ 4,210    $ 2,403    $ 1,984
       Marketing                          3          5          7
       Other                            493        303        223
                                    -------    -------    -------

                                    $ 4,706    $ 2,711    $ 2,214
                                    =======    =======    =======


     Capital expenditures:
        Oil and gas production      $ 3,759    $ 4,759    $ 4,205
        Marketing                         -          -          -
        Other                            15         56         52
                                    -------    -------    -------

                                    $ 3,774    $ 4,815    $ 4,257
                                    =======    =======    =======



14.  SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES

     Results of Operations from Oil and Gas Producing Activities
     -----------------------------------------------------------

     The following sets forth certain information with respect to the Company's results of operations from oil and gas producing activities for the years ended July 31, 1996, 1995 and 1994. All of the Company's oil and gas producing activities are located within the United States. The dry hole costs include $2,491,299 related to the Tunisia project.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

14. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (continued)

                                        1996            1995         1994
                                      ----------      ----------   ----------
                                                     (Restated)
                                                   (In thousands)

     Revenues                         $   11,980      $    8,585   $    8,703
     Production costs                      5,737           4,693        4,312
     Gross production taxes                  871             572          529
     Dry hole costs and
        abandonments                       3,586             104          113
     Depreciation and depletion            4,210           2,403        1,984
                                      ----------      ----------   ----------

     Results of operations
       before income taxes                (2,424)            813        1,765
     Income tax expense                        -               -          671
                                      ----------      ----------   ----------
     Results of operations
       (excluding corporate
       overhead and interest
       costs)                         $   (2,424)     $      813   $    1,094
                                      ==========      ==========   ==========


     Capitalized Costs and Costs Incurred Relating to Oil and Gas Producing Activities
     ---------------------------------------------------------------------------------

                                        1996            1995         1994
                                      ----------      ----------   ----------
                                                     (Restated)
                                                   (In thousands)

     Proven properties                $   40,316      $   38,690   $   16,208
     Unproven properties                     949           4,312            -
                                      ----------      ----------   ----------

       Total capitalized costs            41,265          43,002       16,208

     Less - accumulated
       depreciation and
       depletion                           9,435           5,631        3,555
                                      ----------      ----------   ----------

       Net capitalized costs          $   31,830      $   37,371   $   12,653
                                      ==========      ==========   ==========

     Costs incurred during
       the year:
         Property acquisition
           costs                      $        -      $        -   $        -
         Exploration costs                 2,631             104          113
         Development costs                 1,480             763          787
         Purchase of minerals
           in place                        2,800          22,613        1,740

                                       F-25

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


14. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (continued)

     Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)
     ---------------------------------------------------------------

     The estimates of proved oil and gas reserves utilized in the preparation of the consolidated financial statements were prepared by independent petroleum engineers at July 31, 1996. Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. The Company's reserves are located onshore in the United States.

     The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Company's proved reserves are undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

     Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. The following is an analysis of the Company's proved oil and gas reserves.

                                                     Oil (MBbls)  Gas (MMcf)
                                                     -----------  ----------

     Proved reserves at July 31, 1993                    2,455.3       9,391
     Revisions of previous estimates                       423.3         346
     Extensions, discoveries and other additions         2,075.9       2,215
     Production                                           (335.3)     (2,107)
     Purchases of reserves-in-place                        112.4       1,924
     Sales of reserves-in-place                           (211.7)       (836)
                                                     -----------  ----------
     Proved reserves at July 31, 1994                    4,519.9      10,933

     Revisions of previous estimates                    (1,686.8)     (1,793)
     Extensions, discoveries and other additions               -           -
     Production                                           (359.0)     (2,612)
     Purchases of reserves-in-place                      1,562.3      21,202
     Sales of reserves-in-place                                -           -
                                                     -----------  ----------
     Proved reserves at July 31, 1995 (Restated)         4,036.4      27,730

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


14. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (continued)

                                                 Oil (MBbls)      Gas (MMcf)
                                                 -----------      ----------

     Revisions of previous estimates                 2,566.8           3,888
     Extensions, discoveries and other additions           -               -
     Production                                       (405.0)         (3,481)
     Purchases of reserves-in-place                    248.7           2,190
     Sales of reserves-in-place                        (93.9)         (2,155)
                                                 -----------      ----------

     Proved reserves at July 31, 1996                6,353.0          28,172
                                                 ===========      ==========

                                                 Oil (MBbls)      Gas (MMcf)
                                                 -----------      ----------
     Proved developed reserves at
       July 31, 1993                                 2,217.0           8,858
       July 31, 1994                                 3,843.0           9,495
       July 31, 1995 (Restated)                      4,036.4          27,730
       July 31, 1996                                 4,952.9          27,757

     Subsequent to year end, the Company has entered into letters of intent with two parties to sell oil and gas properties for approximately $1,500,000. The Company chose not to include those properties in its reserve appraisal at July 31, 1996.

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
     ---------------------------------------------------------------------------
     Oil and Gas Reserves (Unaudited)
     --------------------------------

     The "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves" (Standardized Measure) is a disclosure requirement under SFAS No. 69. The Standardized Measure does not purport to present the fair market value of proved oil and gas reserves. This would require consideration of expected future economic and operating conditions, which are not taken into account in calculating the Standardized Measure.

     Under the Standardized Measure, future cash inflows were estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company's tax basis in the associated proved oil and gas properties. Tax credits and permanent differences were also considered in the future income tax calculation. Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                             LaTex RESOURCES, INC.

                   Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


14. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (continued)

                                                          Year Ended
                                          -------------------------------------------
                                          July 31, 1994  July 31, 1995  July 31, 1996
                                          -------------  -------------  -------------
                                                          (Restated)
                                                        (In thousands)

     Future cash inflows                   $     87,093   $     99,585   $    181,566
     Future costs - future production
       and development costs                     49,490         43,794         79,763
                                          -------------  -------------  -------------

     Future net cash inflows before
       income tax expense                        37,603         55,791        101,803

     Future income tax expense                    9,151          8,705         25,486
                                          -------------  -------------  -------------

     Future net cash flows                       28,452         47,086         76,317

     10% annual discount for estimated
       timing of cash flows                      14,175         22,130         35,869
                                          -------------  -------------  -------------

     Standardarized Measure of
     discounted future net cash
     flows                                $      14,277  $      24,956  $      40,448
                                          =============  =============  =============

     Changes in Standardized Measure of Discounted Future Net Cash Flows
     -------------------------------------------------------------------
     Relating to Proved Oil and Gas Reserves (Unaudited)
     ---------------------------------------------------

     The following is an analysis of the changes in the Standardized Measure during the periods presented:

                                                          Year Ended
                                          -------------------------------------------
                                          July 31, 1994  July 31, 1995  July 31, 1996
                                          -------------  -------------  -------------
                                                          (Restated)
                                                        (In thousands)
Standardized Measure -
  beginning of year                       $       9,993  $      14,277   $     24,956
Increases (Decreases)
  Sales, net of production costs                 (3,799)        (3,800)        (5,779)
  Net change in sales prices,
    net of production costs                       2,600         (9,108)        20,712
  Discoveries and extensions,
    net of related future
    development production costs                  4,762              -              -
  Changes in estimated future
    development costs                            (1,521)         1,182         (2,889)
  Revisions of previous
    quantity estimates                              225         (4,260)        11,260
  Accretion of discount                               -          1,428          2,181
  Net change in income taxes                          -            236         (8,944)
  Purchases of reserves-in-place                  2,459         20,700          2,093
  Sales of reserves-in-place                       (974)             -         (3,142)
  Timing of production of
    reserves and other                              532          4,301              -
                                          -------------  -------------  -------------
Standardized Measure - end of year        $      14,277  $      24,956  $      40,448
                                          =============  =============  =============


                   Note to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

15.  HEDGING

     Oil and Gas - The Company is required, by agreement with its primary lender
     -----------
     (Bank of America), to participate in a price protection program, executed by Bank of America, for a majority of its gas sales for a 36 month period until March 31, 1998. Oil is hedged at a floor of $16.50/Bbl and a ceiling of $19.82/Bbl based on projected monthly production. Gas is hedged at $1.806/MMBtu based on projected monthly production. The production rates were calculated by Bank of America from reserve report data and are fixed by Bank of America. The monthly hedge amount is calculated by Bank of America from published market rates. The current hedging agreement does not allow for full benefit from prices above the ceiling amount.

     The hedging gains or losses for the years ended July 31, 1996 and 1995 are as follows:

                                                           1996          1995
                                                       ----------     ----------
                                                                      (Restated)
         Oil                                           $  (200,447)   $  (4,397)
         Gas                                            (1,275,206)     161,698
                                                       -----------    ---------
           Net hedging income (loss)                   $(1,475,653)   $ 157,301
                                                       ===========    =========


     The hedging gains and losses are included in oil and gas revenue for the years indicated.

     Interest - The Company is required, by agreement with its primary lender
     --------
     (Bank of America), to participate in an interest rate protection program, executed by Bank of America, until February 29, 2000, for its debt to its primary lender. Interest is hedged to achieve a fixed rate of 7.49% based on a fixed amortization schedule determined at loan origination. The hedging losses for the year ended July 31, 1996 and 1995 are $504,303 and $80,151, respectively, and are included in interest expense for the years indicated.

     The off-balance sheet liability for all future hedging commitments based on current year end prices and rates are as follows:

         Oil                                           $   669,405
         Gas                                             1,688,202
         Interest                                        1,291,680
                                                       -----------
           Net liability                               $ 3,649,287
                                                       ===========

                  Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

16.  RESTATEMENT OF PRIOR YEAR

     Effective March 31, 1995 the Company acquired Germany Oil Company ("Germany") in a purchase transaction. The net assets acquired consisted primarily of oil and gas properties. In connection with the transaction the Company failed to allocate the purchase price to all assets acquired as required by generally accepted accounting principles. During fiscal 1996 the Company, based on the reports of independent petroleum engineers, reallocated the adjusted purchase price as of the date of acquisition. Accordingly, the previously reported 1995 amounts have been restated as follows:

                                                                     Statement of
                                        Asset        Liability       Operations
                                      Increase       (Increase)      (Increase)
                                     (Decrease)       Decrease        Decrease
                                     -----------     -----------     -----------
       Oil and gas properties        $ 7,859,993     $         -     $         -
       Goodwill                       (9,929,199)              -               -
       Deferred loan cost                871,270               -               -
       Accounts payable                                1,197,936
       Goodwill amortization            (220,650)              -         220,650
       Depletion expense                 (49,283)              -          49,283
       Amortization expense               58,085               -         (58,085)
                                     -----------     -----------     -----------
            Total                    $(1,409,784)    $ 1,197,936     $   211,848
                                     ===========     ===========     ===========


     As a result of the restatement, loss per share decreased by $0.01 per share.

17.  SUBSEQUENT EVENTS

     Proposed Merger With Alliance Resources Plc - As a result of the demands
     -------------------------------------------
     placed upon the Company by its primary lender, the Company's continuing working capital deficit, its deteriorating financial condition and the inability of the Company to raise additional debt or equity capital, management of the Company, in the forth quarter of fiscal 1996, determined to seek an equity infusion through a strategic merger with a suitable merger candidate. Management's primary objective in seeking a merger partner was to solve the working capital deficit of the Company through an equity infusion while minimizing dilution to the shareholders. Although the Company considered several potential transactions. Alliance Resources Plc ("Alliance") emerged as the candidate most likely to meet the objectives of the Company. The Company has entered into an Agreement and Plan of Merger ("Alliance Merger Agreement") dated August 12, 1996 with Alliance Resources Plc, a company organized under the laws of the United Kingdom ("Alliance"), Pursuant to which the Company will merge ("Alliance Merger") with a wholly-owned U.S. subsidiary of Alliance.

                  Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994

17.  SUBSEQUENT EVENTS (continued)

     Under the terms of the Alliance Merger Agreement and after giving effect to a 1 for 40 reverse stock split to be completed by Alliance, the holders of the Company's common stock will receive 0.8806 ordinary shares of Alliance for each share of such common stock, the holders of the Company's Series A Convertible Preferred Stock will receive 2.6445 ordinary shares of Alliance for each share of such Series A Convertible Preferred Stock, and the holders of the Company's Series B Senior Convertible Preferred Stock will receive 5.8709 ordinary shares of Alliance for each share of such Series B Senior Convertible Preferred Stock. Following the Alliance Merger, the holders of the Company's common and preferred stock will own, as a group, approximately 72% of the issued and outstanding ordinary shares of Alliance and the Company will become a wholly-owned subsidiary of Alliance. Holders of outstanding warrants to purchase shares of the Company's common stock will receive from Alliance replacement warrants to purchase shares of Alliance ordinary shares on substantially the same terms.

     It is anticipated that the merger will provide the Company with sufficient capital resources to eliminate its existing working capital deficit, refinance the Company's senior debt and eliminate the hedging agreements, and provide development capital for exploration of the Company's oil and gas properties. In addition, the Company believes that the combination of the two companies provides strategic benefits to the Company important to its long-term growth and the enhancement of shareholder value. Although Alliance's domestic oil and gas operations are significantly smaller than the Company's, the Company believes that the merger will enhance the overall financial strength of the Company and provide a stable platform from which future growth can be achieved. The strategic objectives of the combined Company will be to continue a policy of structured and stable growth in the domestic U.S. oil and gas sector while implementing projects in Western Europe, the Middle East and the former Soviet Union.

     Under the terms of the Alliance Merger Agreement, the Company is required to dispose of its interests in its unconsolidated affiliates, Wexford Technology, Inc. ("Wexford") and Imperial Petroleum, Inc. ("Imperial"), and its interests in its wholly-owned subsidiaries LaTex Resources International, Inc. ("LaTex Resources International") and Phoenix Metals, Inc. ("Phoenix Metals"). Effective July 31, 1996, the Company has written off its $1,812,429 investment in Imperial, its $2,372,452 investment in Wexford, and its $955,496 Investment in LaTex Resources International. The Company has entered into a Purchase Agreement with Imperial pursuant to which the Company will sell its interests in Wexford, Imperial, LaTex Resources International and Phoenix Metals to Imperial for 100,000 shares of the Company's common stock. Imperial is controlled by the Company's President and largest stockholder, Jeffrey T. Wilson. Prior to the completion of the sale, the Company intends to obtain an opinion from an independent investment banking firm as to the fairness of the transaction to the Company's stockholders.

                  Notes to Consolidated Financial Statements

                         July 31, 1996, 1995, and 1994


17.   SUBSEQUENT EVENTS(continued)

      Effective October 21, 1996, each holder of options granted under the Company's 1993 Incentive Stock Plan agreed to terminate all options held and receive grants of restricted common stock of the Company. 1,690,000 options were canceled and 1,690,000 shares of restricted common stock were granted. The terms of the Restricted Shares provide that a holder may not sell, transfer, or otherwise dispose of any Restricted Shares as long as the Company has the right to a forfeiture of the Shares. The terms of the Restricted Stock provide that in the event that a holder's employment with the Company shall terminate for any reason other than death or total disability prior to the earlier of (a) February 1, 1997, or (b) a change in control occurs with respect to the Company, the holder shall immediately forfeit any right to the shares of Restricted Stock for which the restrictions have not otherwise lapsed. Compensation expense of $528,125, reflecting the market value of the Company's publicly traded stock on the date of grant, was recorded on that date. It is the intent that the holders of the restricted stock will convert their shares to Alliance ordinary shares on substantially the same basis as the Company's common stockholders. The Company did not grant any tax gross-up rights in connection with the issuance of the restricted stock.

      Disposition of Oil and Gas Properties - Subsequent to year end, the
      -------------------------------------
      Company has entered into letters of intent with two parties to sell oil and gas properties for approximately $1,500,000. The Company chose not to include those properties in its reserve appraisal at July 31, 1996. The Company does not expect the transaction to have a significant impact on the results of operations.